                                                                      EXHIBIT 21
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                        Subsidiaries of the Registrant
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
Name                                         State of Organization
----                                         ---------------------
Century Holdings, Inc.                       Tennessee
Champion Carrier Corporation                 Delaware
Miller Industries Towing Equipment, Inc.     Delaware
Century Wrecker (Canada) Ltd.                Ontario, Canada
Miller Industries International, Inc.        Tennessee
Boniface Engineering Limited                 England and Wales
Jige International                           France
Miller Financial Services Group, Inc.        Delaware
Miller/Greeneville, Inc.                     Tennessee
Vulcan Equipment Company, Inc.               Mississippi
Vulcan International, Inc.                   Mississippi
Financial Services Group                     Tennessee

The Registrant owns 33 towing service subsidiaries operating in the United
States.

The Registrant owns 8 towing equipment distributor subsidiaries operating in the United States and 2 towing equipment subsidiaries operating in foreign countries.